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Exhibit 99.1

RISK FACTORS RELATING TO INVESTING IN THE COMMON STOCK

        Investing in Wynn Resorts Limited's common stock is subject to significant risks. You should carefully consider the risks described below, together with all of the other information included in the prospectus filed with the Registration Statement on Form S-1 of Wynn Resorts, Limited (File No. 333-90600) and this Current Report on Form 8-K. If any of the following risks and uncertainties or other risks and uncertainties not currently known to us or not currently considered to be material actually occur, our business, financial condition or operating results could be harmed substantially. This could cause the trading price of Wynn Resorts' common stock to decline, perhaps significantly, and you may lose all or part of your investment in Wynn Resorts' common stock.

        Unless the context otherwise requires, references in "Risk Factors Relating to Investing in the Common Stock" to "we," "us" and "our" mean Wynn Resorts, Limited and its consolidated subsidiaries. References to any other entity mean that entity without any subsidiaries.

        Certain statements in "Risk Factors Relating to Investing in the Common Stock" are forward-looking statements. These statements involve risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "believe," "expect," "anticipate," "estimate," "intend," "plan," "continue" or the negative of these terms or other comparable terminology.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then actual results, levels of activity, performance or achievements could differ significantly from those expressed in, or implied by, the forward-looking statements contained in "Risk Factors Relating to Investing in the Common Stock". Other factors that could cause our financial performance to differ significantly from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements include the risk factors enumerated below. Therefore, we caution you not to place undue reliance on our forward-looking statements. Except as required by law, we do not intend to update or revise any of the forward-looking statements to conform these statements to actual results. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Risks Associated with Our Construction of Le Rêve

There are significant conditions to the funding of the remaining components of the financing for the Le Rêve project.

        Wynn Las Vegas, LLC has entered into agreements governing credit facilities providing for borrowings up to $1 billion and the FF&E facility providing for additional loans up to $188.5 million, which Wynn Las Vegas may request the FF&E lenders to increase to $198.5 million if we purchase a replacement corporate aircraft.

        Wynn Resorts has contributed $386.7 million of the net proceeds of its initial public offering and Valvino Lamore, LLC has contributed all of its existing cash on hand to Wynn Las Vegas. Wynn Las Vegas has entered into a disbursement agreement with the agents under the credit facilities and the FF&E facility and the second mortgage note trustee. Under the disbursement agreement, Wynn Las Vegas is required to first use equity proceeds and the cash on hand that Wynn Resorts and Valvino contributed to Wynn Las Vegas, other than the funds contributed to the completion guarantor and held in the liquidity reserve account, to fund the development, construction and pre-opening costs of Le Rêve. When those funds are depleted in approximately ten to twelve months after the closing of Wynn Resorts' initial public offering, Wynn Las Vegas will be permitted to use the proceeds of the second mortgage notes. Wynn Las Vegas will not be permitted to borrow under the credit facilities or the

FF&E facility until it has applied all of the proceeds of the second mortgage notes offering, which is expected to be approximately 14 to 17 months after the closing of Wynn Resorts' initial public offering.

        Wynn Las Vegas' ability to, from time to time, obtain a disbursement of the proceeds of the second mortgage notes or borrow under the credit facilities and the FF&E facility is subject to various conditions precedent. As such, a substantial portion of the equity proceeds will have been spent before we know whether the conditions to disbursement of funds under Wynn Las Vegas' debt facilities will have been satisfied. In addition to other customary conditions to funding for these types of facilities, Wynn Las Vegas' ability to obtain a disbursement of the funds under its debt instruments is subject to the following conditions:

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  Wynn Las Vegas, Marnell Corrao Associates, Inc., the lenders' independent construction consultant and certain other third parties must certify as to various matters regarding the progress of construction, as to the conformity of the portions of the project then completed with the plans and specifications and that the Le Rêve project will be completed by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted extensions due to force majeure events;

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  Wynn Resorts and its principal stockholders must maintain in full force and effect the existing arrangements among Wynn Resorts' stockholders to facilitate obtaining the gaming license for the Le Rêve project in the event that one of our major stockholders is unable to qualify for such license;

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  the construction of Le Rêve must be "in balance," meaning that the undisbursed portions of the second mortgage note proceeds, the credit facilities and the FF&E facility, together with certain other funds available to Wynn Las Vegas, must equal or exceed the remaining costs to complete Le Rêve's construction plus a required contingency; and

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  Wynn Las Vegas and the general contractor must have entered into subcontracts in respect of specified percentages of the total construction cost of Le Rêve to be managed by each of them, which percentages are to be mutually agreed upon by Wynn Las Vegas and the lenders under the credit facilities.

        We cannot assure you that Wynn Las Vegas will be able to satisfy the conditions to funding at the time disbursements or drawdowns are required to make payments of our construction costs. Satisfaction of various conditions is subject to the discretion of the lenders under the credit facilities and their consultants and is therefore beyond Wynn Las Vegas' control.

        Any failure to satisfy the conditions to the release of the second mortgage note proceeds or drawdowns under the credit facilities or the FF&E facility could severely impact our ability to complete Le Rêve and could arise before or after some or all of the proceeds of Wynn Resorts' initial public offering intended for the development and construction of Le Rêve have been expended on the project. We may not have access to alternative sources of funds necessary to complete Le Rêve on satisfactory terms or at all. If we seek additional equity capital as a funding alternative, the interests of Wynn Resorts' stockholders could be diluted.

The development costs of Le Rêve are estimates only, and actual development costs may be higher than expected.

        Not all of the plans and specifications for Le Rêve have been finalized. We expect the total development cost of Le Rêve to be approximately $2.4 billion, including the budgeted design and construction costs, cost of the land, capitalized interest, pre-opening expenses and all financing fees. The required cash interest payments and commitment fees on the credit facilities, FF&E facility, second mortgage notes and any other indebtedness and obligations of Wynn Las Vegas which will become due through the estimated commencement date of operations of Le Rêve have been included in our estimate of the total development cost.

        While we believe that the overall budget for the development costs for Le Rêve is reasonable, these development costs are estimates and the actual development costs may be higher than expected. For example, a delay in the commencement of construction beyond the scheduled commencement date may increase the overall budget for Le Rêve and under certain circumstances we may be responsible for the increased costs. Although Wynn Las Vegas has a $34.3 million owners' contingency, a $50 million completion guarantee and a $30 million liquidity reserve to cover cost overruns, these contingencies may not be sufficient to cover the full amount of such overruns. Moreover, the disbursement agreement imposes conditions on the use of these contingencies, including that the completion guarantee and the liquidity reserve are only available to Wynn Las Vegas incrementally once the project is halfway completed. If Wynn Las Vegas is unable to use these contingencies or if these contingencies are not sufficient to cover these costs, we may not have the funds required to pay the excess costs. Wynn Las Vegas' inability to pay development costs as they are incurred will negatively affect our ability to complete Le Rêve and thus may significantly impair our business operations and prospects.

        Cost overruns could cause Wynn Las Vegas to be out of "balance" under the disbursement agreement and, consequently, prevent it from obtaining funds from the second mortgage note proceeds secured account or, after those funds are exhausted, to draw down under the credit facilities and the FF&E facility. If Wynn Las Vegas cannot obtain these funds, it will not be able to open Le Rêve to the general public on schedule or at all, which would have a significant negative impact on our financial condition and results of operations.

Not all of the construction costs of Le Rêve are covered by our guaranteed maximum price construction contract, and we will be responsible for any cost overruns of these excluded items.

        We have entered into a guaranteed maximum price construction contract with Marnell Corrao covering approximately $919 million of the budgeted $1.4 billion design and construction costs for Le Rêve. We are responsible for cost overruns with respect to the remaining approximately $488 million of the $1.4 billion of budgeted components that are not part of the guaranteed maximum price contract. The guaranteed maximum price contract does not include items such as the costs of construction of the new golf course and the principal parking garage and approximately $303 million in interior design and related furniture, fixtures and equipment. While we may in the future enter into other agreements that may seek to limit our exposure to construction cost increases, the actual costs for these items may exceed budgeted costs.

The guaranteed maximum price under the Marnell Corrao construction contract may increase, and we would be responsible for the amount of any increase.

        Although we have a $919 million guaranteed maximum price construction contract with Marnell Corrao, it provides that the guaranteed maximum price will be appropriately increased, and the deadline for the contractor's obligation to complete construction will be appropriately adjusted, on account of, among other things:

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  changes in the architect-prepared design documents or deficiencies in the design documents;

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  changes requested or directed by us in the scope of the work to be performed pursuant to the construction contract;

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  changes in legal requirements;

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  natural disasters, unavoidable casualties, industry-wide labor disputes affecting the general Las Vegas area and not limited to the project and other force majeure events that are unforeseeable and beyond the reasonable control of Marnell Corrao; and

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  delays caused by us, including delays in completing the drawings and specifications.

        Although we have determined the overall scope and general design of Le Rêve, not all of the detailed plans and specifications have been finalized. We do not have final plans for construction components comprising approximately $493.5 million of the approximately $919 million Marnell Corrao construction contract. With respect to the construction components for which plans and specifications have not been finalized, the guaranteed maximum price is based on master concept plans and agreed upon design and other premises and assumptions for the detailed plans to be created. Construction will commence before completion of all drawings and specifications.

        Inconsistencies between the completed drawings and specifications and the premises and assumptions on which the approximately $919 million guaranteed maximum price was based could, under specific circumstances, cause us to be responsible for costs in excess of the guaranteed maximum price. For example, if the initial drawings, when finalized, are inconsistent with the premises and assumptions, we will be responsible for the increase, if any, in the cost to construct the work covered by those drawings over the previously agreed upon amounts designated for such work in the guaranteed maximum price. Furthermore, the premises and assumptions may not be sufficiently specific to determine, as between the contractor and us, who is responsible for cost overruns in specific situations.

The liquidated damages provision in our guaranteed maximum price construction contract likely will not be sufficient to protect us against exposure to actual damages we may suffer for delay in completion of the project.

        Under the construction contract with Marnell Corrao, the guaranteed date of substantial completion is 910 calendar days from the date we direct Marnell Corrao by written notice to commence construction. The contract provides for liquidated damages in the amount of $300,000 per day to be imposed on Marnell Corrao on a daily basis, up to a maximum of 30 days, for a maximum amount of $9 million, if all work required by the construction contract is not substantially completed by the deadline, following a five-day grace period and subject to force majeure and other permitted extensions. We cannot assure you that construction will be completed on schedule and, if completion of the construction were delayed beyond the grace period, our actual damages would likely exceed $300,000 per day.

        In addition, if the contractor defaults under the construction contract, we may be unable to complete Le Rêve on schedule or within the amount budgeted. Failure to complete construction on schedule may have a significant negative impact on our operations and financial condition.

The financial resources of our contractor may be insufficient to fund cost overruns or liquidated damages for which it is responsible under the guaranteed maximum price contract.

        Under the terms of the construction contract with Marnell Corrao, Marnell Corrao is, subject to specific conditions and limitations, responsible for all construction costs covered by the construction contract that exceed the approximately $919 million guaranteed maximum price contained in the contract.

        Austi, the parent company of the contractor, which is a private company controlled by the Anthony A. Marnell II family, has agreed to provide a continuing guaranty by which Austi guarantees Marnell Corrao's full performance under the construction contract until final payment under that contract. In addition, Marnell Corrao is obligated to obtain and provide a $150 million contractor performance and payment bond.

        We cannot assure you that Marnell Corrao and Austi will have sufficient financial resources to fund any cost overruns or liquidated damages for which Marnell Corrao is responsible under the guaranteed maximum price contract. Furthermore, neither Marnell Corrao nor Austi is contractually obligated to maintain its financial resources to cover cost overruns. If Marnell Corrao and Austi do not have the resources to meet their obligations and we are unable to obtain funds under the performance and payment bond in a timely manner, or if the performance and payment bond is insufficient to cover any shortfall, we may need to pay these excess costs in order to complete construction of Le Rêve.

Certain provisions in the construction contract with Marnell Corrao for construction of Le Rêve may be unenforceable.

        Recently enacted Nevada statutes have substantially impaired, and in some cases eliminated, an owner's ability to withhold funds from a contractor or subcontractor, even when there may be defective work or a dispute about amounts owed. The new laws also limit an owner's ability to terminate, suspend or interrupt the construction, and in several circumstances, entitle the contractor and subcontractor to payment of their full unearned fee, following a brief notice period, if the owner suspends, terminates or interrupts the construction or fails to make payment or withholds amounts claimed to be due. In addition, Nevada law permits contractors and subcontractors to terminate construction contracts upon very short notice periods if any payments are not timely made to the contractors. The construction contract with Marnell Corrao contains provisions that provide us with rights and protections that in some circumstances may be inconsistent with these new laws. While it appears that some of the new laws can be waived, others expressly prohibit waiver. The effect of the new laws on the provisions of the construction contract is not completely clear. Therefore, while we have negotiated with Marnell Corrao for specific rights and obligations, including with respect to damages, termination and suspension of construction, those provisions of the construction contract may not be enforceable to the extent they conflict with non-waivable provisions of applicable laws. If the provisions of the construction contract are not enforceable, delays or suspensions in the work initiated by the owner or other events may expose us to increased costs. We cannot assure you that we will have sufficient funds to pay these increased costs.

There are significant risks associated with major construction projects that may prevent completion of Le Rêve on budget and on schedule.

        Major construction projects of the scope and scale of Le Rêve entail significant risks, including:

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  shortages of materials or skilled labor;

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  unforeseen engineering, environmental and/or geological problems;

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  work stoppages;

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  weather interference;

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  unanticipated cost increases; and

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  unavailability of construction equipment.

        Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening or otherwise affect the design and features of Le Rêve.

        We anticipate that only some of the subcontractors engaged by the contractor to perform work and/or supply materials in connection with the construction of Le Rêve will post bonds guaranteeing timely completion of a subcontractor's work and payment for all of that subcontractor's labor and materials. We cannot assure you that these bonds will be adequate to ensure completion of the work.

        We cannot assure you that Le Rêve will commence operations on schedule or that construction costs for Le Rêve will not exceed budgeted amounts. Failure to complete Le Rêve on budget or on schedule may have a significant negative effect on us.

Simultaneous construction of Le Rêve and the Macau casino(s) may stretch management time and resources.

        Le Rêve is scheduled to open in April 2005, and our subsidiary Wynn Macau may pursue development of its first permanent casino resort in Macau in the same time period. If both projects are being built simultaneously, members of our senior management will be involved in planning and developing both projects. Developing the Macau opportunity simultaneously with Le Rêve may divert management resources from the construction and/or opening of either project. Management's inability to devote sufficient time and attention to either project may delay the construction or opening of either project. This type of delay could have a negative effect on our business and operations.

Risks Related to Our Substantial Indebtedness

We are highly leveraged and future cash flow may not be sufficient for our subsidiaries to meet their obligations, and we might have difficulty obtaining more financing.

        As we progress toward the completion of the construction of Le Rêve, we will have a substantial amount of consolidated debt in relation to our equity, which debt will increase during the construction period. Wynn Las Vegas has entered into debt facilities that will result in total outstanding indebtedness of approximately $1.5 billion by the time Le Rêve is completed.

        Our subsidiaries' substantial indebtedness could have important consequences for you. For example:

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  If Wynn Las Vegas does not complete construction of Le Rêve by the scheduled completion date, which may be extended in accordance with the disbursement agreement, but not beyond September 30, 2005, except for certain limited permitted exceptions due to force majeure events, fails to meet its payment obligations or otherwise defaults under the agreements governing the indebtedness, the lenders under those agreements will have the right to accelerate the indebtedness and exercise other rights and remedies against Wynn Las Vegas and the guarantors of the indebtedness. These rights and remedies include the rights to: repossess and foreclose upon the assets that serve as collateral, initiate judicial foreclosure against Wynn Las Vegas and the guarantors, petition a court to appoint a receiver for Wynn Las Vegas and the guarantors or for substantially all of their assets, and if they are insolvent, to initiate involuntary bankruptcy proceedings against Wynn Las Vegas and the guarantors, in each case, subject to procedural restraints and limitations applicable to secured creditors generally and also those imposed by applicable gaming laws, rules and regulations and the rules and regulations of the Public Utilities Commission of Nevada;

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  Once Le Rêve is operating, Wynn Las Vegas will be required to use a substantial portion of its cash flow from operations to service and amortize its indebtedness, which will reduce the available cash flow to fund working capital, capital expenditures and other general corporate purposes and distributions up to Wynn Resorts;

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  We may have a limited ability to respond to changing business and economic conditions and to withstand competitive pressures, which may affect our financial condition;

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  We may have a limited ability to obtain additional financing, if needed, to fund Le Rêve's design and construction costs, working capital requirements, capital expenditures, debt service, general corporate or other obligations;

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  Under the credit facilities and the FF&E facility, a substantial portion of the interest rates Wynn Las Vegas pays will fluctuate with the current market rates and, accordingly, Wynn Las Vegas' interest expense will increase if market interest rates increase;

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  Our subsidiaries' substantial indebtedness will increase their vulnerability to general adverse economic and industry conditions; and

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  We may be placed at a competitive disadvantage to our competitors who are not as highly leveraged.

        Wynn Resorts is a guarantor of the indebtedness under the credit facilities, the FF&E facility and the second mortgage notes and as a result, Wynn Resorts is obligated to make payments to the lenders and the holders of the second mortgage notes if Wynn Las Vegas and the other guarantors of the indebtedness fail to satisfy their obligations under the credit facilities, the FF&E facilities or the second mortgage notes.

As a holding company, Wynn Resorts is entirely dependent upon the operations of its subsidiaries and their ability to make dividends or distributions to provide cash flow at Wynn Resorts.

        Wynn Resorts is a holding company and its assets consist primarily of investments in its subsidiaries, including Valvino, Wynn Resorts Holdings, Wynn Las Vegas and Wynn Macau.

        Our subsidiaries will conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. As a result, Wynn Resorts' cash flow will depend upon:

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  the cash flow of our subsidiaries; and

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  the ability of those subsidiaries to provide funds to us in the form of dividends, distributions, loans or otherwise.

        The credit facilities, the FF&E facility and the indenture governing the second mortgage notes will significantly restrict the ability of Wynn Las Vegas to make any dividends or distributions to Wynn Resorts. In addition, we expect that any financing arrangements entered into by Wynn Macau or one of its intermediary holding companies will contain similar restrictions. As a result of these restrictions, or for other reasons, cash flow generated by the Macau casinos operated by Wynn Macau may not be available to service the debt of the subsidiaries developing the Le Rêve project. Similarly, any cash flow generated by the Le Rêve project may not be available to service any debt of the subsidiaries developing the Macau opportunity. See also "—Risks Related Specifically to the Common Stock—Wynn Resorts has never paid dividends, does not intend to pay dividends in the foreseeable future and may not pay dividends to any unsuitable person or its affiliates."

        Although Wynn Las Vegas will be permitted to distribute funds to Wynn Resorts to cover certain corporate overhead, and, following completion of Le Rêve, will be permitted to pay limited management fees to Wynn Resorts if Wynn Las Vegas achieves certain financial ratios and there is not a default under the credit facilities or the indenture governing the second mortgage notes, we do not expect to have any significant cash flow at Wynn Resorts from Wynn Las Vegas for a considerable period of time.

Our subsidiaries may not generate sufficient cash flow to meet their substantial debt service and other obligations.

        Before the opening of Le Rêve, which is expected to occur in April 2005, and the possible opening of one or more casinos in Macau, we and our subsidiaries will have no material operations or earnings. Consequently, we will be dependent on the proceeds of our initial public offering, borrowings under the credit facilities and the FF&E facility and the proceeds of the second mortgage note offering to meet all of Wynn Las Vegas' construction, debt service and other obligations.

        After Le Rêve opens, Wynn Las Vegas' ability to make interest payments under the credit facilities, the FF&E facility, the second mortgage notes and other indebtedness will depend on its ability to generate sufficient cash flow from operations. We cannot assure you that Wynn Las Vegas will begin operations by the scheduled opening date or at all, or that it will be able to generate sufficient cash flow to meet its expenses, including its debt service requirements. Wynn Las Vegas' ability to generate cash flow will depend upon many factors, including:

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  its future operating performance;

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  the demand for services that it provides;

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  general economic conditions and economic conditions affecting Nevada or the casino industry in particular;

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  its ability to hire and retain employees at a reasonable cost;

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  competition; and

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  legislative and regulatory factors affecting its operations and business.

        Some of these factors are beyond our subsidiaries' control. Any inability of Wynn Las Vegas to meet its debt service obligations would have a material adverse effect on us.

Our subsidiaries' indebtedness is secured by a substantial portion of their assets.

        Subject to applicable laws, including gaming laws, and certain agreed upon exceptions, the credit facilities and second mortgage notes are secured by liens on substantially all of the assets of our Nevada subsidiaries that are necessary for the development, construction or operation of Le Rêve. We expect that the financing documents for the Macau opportunity will similarly involve the granting of security in substantially all of the assets of Wynn Macau.

        In the event of a default by any of our subsidiaries under their financing documents, or if certain of our subsidiaries experience insolvency, liquidation, dissolution or reorganization, the holders of indebtedness under the credit facilities, the FF&E facility, the indenture governing the second mortgage notes and any other secured debt instruments would be entitled to payment from their collateral security, and holders of the unsecured debt of both us and our subsidiaries, if any, would then be entitled to payment in full from our remaining assets before distributions, if any, were made to Wynn Resorts' stockholders.

The credit facilities, the FF&E facility and the indenture governing the second mortgage notes contain covenants that restrict our Nevada subsidiaries' ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

        The credit facilities, the FF&E facility and the indenture governing the second mortgage notes impose operating and financial restrictions on Wynn Las Vegas, Wynn Capital and specified affiliates designated as restricted entities. The restrictions imposed under these debt instruments include, among other things, limitations on the restricted entities' ability to:

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  pay dividends or distributions on their capital stock or repurchase their capital stock;

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  incur additional debt;

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  make investments;

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  create liens on their assets to secure debt;

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  enter into transactions with affiliates;

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  enter into sale-leaseback transactions;

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  engage in other businesses;

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  merge or consolidate with another company;

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  transfer and sell assets;

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  issue preferred stock;

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  create dividend and other payment restrictions affecting subsidiaries;

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  designate restricted and unrestricted subsidiaries; and

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  issue and sell equity interests in wholly owned subsidiaries.

        The credit facilities require Wynn Las Vegas and the restricted entities to satisfy various financial covenants, including maximum total leverage, minimum fixed charge coverage, minimum earnings before interest, tax, depreciation and amortization and minimum net worth requirements. Future indebtedness or other contracts could contain financial or other covenants more restrictive than those applicable to the credit facilities, the FF&E facility and the second mortgage notes.

        The ability of Wynn Las Vegas and the restricted entities to comply with these provisions may be affected by general economic conditions, industry conditions, other events beyond their control and delayed completion of Le Rêve. As a result, we cannot assure you that Wynn Las Vegas and the restricted entities will be able to comply with these covenants. Failure by Wynn Las Vegas and the restricted entities to comply with the covenants contained in the credit facilities, the FF&E facility or the indenture governing the second mortgage notes, including failure as a result of events beyond their control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition. If Wynn Las Vegas and the restricted entities fail to comply with a financial covenant or other restriction contained in the credit facilities, the FF&E facility, the indenture governing the second mortgage notes or any future financing agreements, an event of default could occur, which could result in acceleration of all of Wynn Las Vegas' and the restricted entities' indebtedness.

General Risks Associated with Our Business

We have no operating history.

        We were formed principally to develop and operate Le Rêve in Las Vegas and to pursue the Macau opportunity. Le Rêve and the Macau opportunity will be new developments with no history of operations. We cannot assure you that we will be able to attract a sufficient number of hotel guests, gaming customers and other visitors to Le Rêve or the Macau casino(s) to make their operations profitable, either independently in Las Vegas or Macau or as a whole.

        Our operations will be subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in competitive environments, many of which are beyond our control. Because we have no operating history, it may be more difficult for us to prepare for and respond to these types of risks and the risks described elsewhere in "Risk Factors Relating to Investing in the Common Stock" than for a company with an established business and operating cash flow. If we are not able to manage these risks successfully, it could negatively impact our operations.

        We intend to lease approximately eight of the retail spaces at Le Rêve and will own and operate the remaining approximately 18 retail spaces. We have entered into one restaurant management agreement, and we may enter into others with respect to one or more of the restaurants at Le Rêve. We have not yet entered into binding agreements with any retail tenants or other restaurant operators, and we may not be able to obtain the number or quality of retail tenants or restaurant operators for the retail and restaurant portions of Le Rêve that currently are planned. If we do not obtain tenants and operators in sufficient number or of sufficient quality, it could impair the competitive position of Le Rêve and affect our operating performance.

        Until construction of Le Rêve is close to completion, we do not believe that we will require extensive operational management. Accordingly, we have kept and intend to keep our permanent management staff at relatively low levels. We will be required to undertake a major recruiting program before Le Rêve opens. However, the pool of experienced gaming and other personnel is limited and competition to recruit and retain gaming and other personnel is likely to intensify as competition in the Las Vegas hotel casino market increases. We cannot assure you that we will be able to attract and retain a sufficient number of qualified individuals to operate Le Rêve on acceptable terms.

The loss of Stephen A. Wynn could significantly harm our business.

        Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of Stephen A. Wynn, the Chairman of the Board and Chief Executive Officer and one of the principal stockholders of Wynn Resorts. We have entered into an employment agreement with Mr. Wynn. However, we cannot assure you that Mr. Wynn will remain with us. If we lose the services of Mr. Wynn, or if he is unable to devote sufficient attention to our operations, our business may be significantly impaired. In addition, if Mr. Wynn is no longer either employed by us as Chief Executive Officer or serving as Chairman of the Board of Wynn Resorts, other than as a result of death or disability or other limited circumstances, it would constitute a change of control that requires us to repay the second mortgage notes and would constitute an event of default under the credit facilities and the FF&E facility.

The casino, hotel, convention and other facilities at Le Rêve will face intense competition.

        Las Vegas Casino/Hotel Competition.    The casino/hotel industry is highly competitive. Resorts located on or near the Las Vegas Strip compete with other Las Vegas Strip hotels and with other hotel casinos in Las Vegas on the basis of overall atmosphere, range of amenities, level of service, price, location, entertainment, theme and size. Le Rêve also will compete with a large number of other hotels and motels located in and near Las Vegas, as well as other resort destinations. Many of our competitors have established gaming operations, are subsidiaries or divisions of large public companies and may have greater financial and other resources than we do.

        According to the Las Vegas Convention and Visitors Authority, there were approximately 94,277 hotel rooms on or around the Las Vegas Strip as of December 31, 2001. Competitors of Le Rêve will include resorts on the Las Vegas Strip, among which are Bally's Las Vegas, Bellagio, Caesars Palace, Harrah's Las Vegas Hotel and Casino, Luxor Hotel and Casino, Mandalay Bay Resort & Casino, MGM Grand Hotel and Casino, The Mirage, Monte Carlo Hotel and Casino, New York-New York Hotel and Casino, Paris Las Vegas, Treasure Island at The Mirage and The Venetian, and resorts off the Las Vegas Strip, such as Las Vegas Hilton, The Palms Casino Resort and Rio All-Suite Hotel & Casino. The Venetian has begun an expansion anticipated to consist of an approximately 1,000-room hotel tower on top of the resort's existing parking garage and approximately 150,000 square feet of additional meeting and conference space. The Venetian's expansion is expected to be completed by June 2003. In addition, Mandalay Bay Resort & Casino has announced that it will begin construction of a 1,122-room, all-suite tower connected to the current hotel casino resort in September 2002, with an expected opening in October 2003. Mandalay Bay Resort & Casino also is expected to open a new convention and meeting complex in January 2003, and Caesars Palace is currently constructing an approximately 4,000-seat performing arts "Colosseum," which is scheduled to be completed in the first quarter of 2003. Moreover, MGM Mirage has announced that it will begin construction in mid-2003 of an approximately 925-room "spa tower" addition to Bellagio, as well as expand Bellagio's spa and salon, meeting space and retail space, with an expected completion in December 2004.

        The construction and expansion of these properties during the time that Le Rêve is being constructed may affect the availability of construction labor and supplies, resulting in increased costs. We cannot assure you that the Las Vegas market will continue to grow or that hotel casino resorts will continue to be popular. A decline or leveling off of the growth or popularity of hotel casino resorts or the appeal of the features offered by Le Rêve would impair our financial condition and future results of operations.

        Le Rêve will be different from many other Las Vegas resorts in that it will not focus on a highly themed experience. Instead, Le Rêve will offer an environment having a sophisticated, casually elegant ambience. Le Rêve's environment may not appeal to customers. In addition, customer preferences and trends can change, often without warning, and we may not be able to predict or respond to changes in customer preferences in time to adapt Le Rêve and the attractions and amenities it offers to address new trends.

        Other Competition for Le Rêve.    Le Rêve also will compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with riverboat gaming facilities in other states, with hotel/casino facilities elsewhere in the world, with state lotteries and with Internet gaming. In addition, certain states recently have legalized, and others may or are likely to legalize, casino gaming in specific areas. Passage of the Tribal Government Gaming and Economic Self-Sufficiency Act in 1988 has led to rapid increases in Native American gaming operations. Also, in March 2000, California voters approved an amendment to the California Constitution allowing federally recognized Native American tribes to conduct and operate slot machines, lottery games and banked and percentage card games on Native American land in California. As a result, casino-style gaming on tribal lands is growing and could become a significant competitive force. The proliferation of Native American gaming in California could have a negative impact on our operations. The proliferation of gaming activities in other areas could significantly harm our business as well. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which we intend to attract customers, could have a substantial negative effect on our business. In addition, new or renovated casinos in Macau or elsewhere in Asia could draw Asian gaming customers, including high-rollers, away from Las Vegas.

Because we may be entirely dependent upon a limited number of properties for all of our cash flow, we will be subject to greater risks than a gaming company with more operating properties.

        We do not expect to have material assets or operations other than Le Rêve and Wynn Macau's casino(s) for the foreseeable future. As a result, we likely will be entirely dependent upon Le Rêve and the Macau casino(s) for all of our cash flow.

        Given that our operations initially will only focus on one property in Las Vegas and one property in Macau, we will be subject to greater degrees of risk than a gaming company with more operating properties. The risks to which we will have a greater degree of exposure include the following:

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  local economic and competitive conditions;

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  inaccessibility due to inclement weather, road construction or closure of primary access routes;

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  changes in local and state governmental laws and regulations, including gaming laws and regulations;

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  natural and other disasters;

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  an increase in the cost of electrical power for Le Rêve as a result of, among other things, power shortages in California or other western states with which Nevada shares a single regional power grid;

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  a decline in the number of visitors to Las Vegas or Macau; and

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  a decrease in gaming and non-gaming activities at Le Rêve or Wynn Macau's casino(s).

        Any of the factors outlined above could negatively affect our subsidiaries' ability to generate sufficient cash flow to make payments on the second mortgage notes pursuant to the indenture, on borrowings under the credit facilities or the FF&E facility or with respect to our subsidiaries' other debt.

Terrorism and the uncertainty of war, as well as other factors affecting discretionary consumer spending, may harm our operating results.

        The strength and profitability of our business will depend on consumer demand for hotel casino resorts in general and for the type of luxury amenities Le Rêve will offer. Changes in consumer preferences or discretionary consumer spending could harm our business. The terrorist attacks of September 11, 2001, and ongoing terrorist and war activities in the United States and elsewhere, have had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. We cannot predict the extent to which the events of September 11, 2001 may continue to affect us, directly or indirectly, in the future. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm our operations. In particular, because we expect that our business will rely heavily upon high-end credit customers, particularly international customers, factors resulting in a decreased propensity to travel internationally, like the terrorist attacks of September 11, 2001, could have a negative impact on our operations.

        In addition to fears of war and future acts of terrorism, other factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, may negatively impact our business. Negative changes in factors affecting discretionary spending could reduce customer demand for the products and services we will offer, thus imposing practical limits on pricing and harming our operations.

        Also, the terrorist attacks of September 11, 2001 have substantially affected the availability of insurance coverage for certain types of damages or occurrences. We do not have insurance coverage for occurrences of terrorist acts with respect to our Le Rêve project and any losses that could result from these acts. The lack of sufficient insurance for these types of acts could expose us to heavy losses in the event that any damages occur, directly or indirectly, as a result of terrorist attacks and have a significant negative impact on our operations.

Le Rêve and Wynn Macau's casino(s) will be subject to extensive state and local regulation, and licensing and gaming authorities have significant control over their operations, which could have a negative effect on our business.

        The opening and operation of Le Rêve and Wynn Macau's casino(s) will be contingent upon our receipt and maintenance of all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations. The laws, regulations and ordinances requiring these licenses, permits and other approvals generally relate to the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in gaming operations. The scope of the approvals required to open and operate a facility is extensive. Failure to obtain or maintain the necessary approvals could prevent or delay the completion or opening of all or part of the facility or otherwise affect the design and features of Le Rêve or the Macau casino(s). We do not currently hold any state and local licenses and related approvals necessary to conduct our planned gaming operations in Nevada and we cannot be certain that we will obtain at all, or on a timely basis, all required approvals and licenses. Failure to obtain or maintain any of the required gaming approvals and licenses could significantly impair our financial position and results of operations.

        The Nevada Gaming Commission may, in its discretion, require the holder of any securities we issue, including our common stock, to file applications, be investigated and be found suitable to own Wynn Resorts' securities if it has reason to believe that the security ownership would be inconsistent with the declared policies of the State of Nevada.

        In Macau, concessionaires are subject to ongoing suitability requirements in terms of background, business experience, associations and reputation, as are stockholders of 5% or more of the concessionaire's equity securities, officers, directors and key employees. The government of Macau also evaluates concessionaires in terms of financial capability to sustain a gaming business in Macau. Failure to maintain the government's requirements to own or operate a gaming concession could prevent Wynn Macau from opening or continuing to operate casinos in Macau.

        Nevada regulatory authorities have broad powers to request detailed financial and other information, to limit, condition, suspend or revoke a registration, gaming license or related approval and to approve changes in our operations. Substantial fines or forfeiture of assets for violations of gaming laws or regulations may be levied. The suspension or revocation of any license which may be granted to us or the levy of substantial fines or forfeiture of assets could significantly harm our business, financial condition and results of operations. Furthermore, compliance costs associated with gaming laws, regulations and licenses are significant. Any change in the laws, regulations or licenses applicable to our business or a violation of any current or future laws or regulations applicable to our business or gaming license could require us to make substantial expenditures or could otherwise negatively affect our gaming operations.

        Wynn Resorts' articles of incorporation provide that, to the extent a gaming authority makes a determination of unsuitability or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that are owned or controlled by an unsuitable person or its affiliates. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects. See "—Risks Related Specifically to the Common Stock—We may redeem your shares due to regulatory considerations, either as required by gaming authorities or in our discretion."

The Nevada Gaming Commission may require the disposition of shares of certain stockholders of Wynn Resorts in a manner that may cause us to incur debt or disrupt our stock price.

        Kazuo Okada is the owner of a controlling interest in Aruze Corp., the parent company of Aruze USA, Inc., referred to as Aruze USA, which owns approximately 31.5% of Wynn Resorts' common stock. Under the Nevada gaming regulations, any beneficial owner of more than 10% of Aruze Corp.'s voting securities must be licensed or found suitable in respect of Aruze USA's ownership interest in Wynn Resorts, including Kazuo Okada and his son, Tomohiro Okada. Kazuo Okada is currently licensed by the Nevada Gaming Commission to own the shares of Universal Distributing of Nevada, Inc., referred to as Universal Distributing, a gaming machine manufacturer and distributor. Kazuo Okada and his son previously sought approval from the Nevada Gaming Commission in connection with the proposed transfer of Universal Distributing to Aruze Corp. In connection with this application, the Nevada State Gaming Control Board raised certain concerns, including transactions which were then the subject of a pending tax case in Japan which involved Universal Distributing, Aruze Corp. and other related parties. The lower court in the Japanese tax case ruled in Aruze Corp.'s favor, but the Japanese tax authority has filed an appeal. It is unclear whether or how these events will affect the Nevada Gaming Commission's consideration of suitability with respect to Aruze USA's ownership of Wynn Resorts' stock.

        Aruze Corp. has informed us that there are a number of outstanding issues in the Nevada State Gaming Board's investigation of the proposed transfer of Universal Distributing in addition to the issues relating to the transactions involved in the above-described tax proceeding. These issues, together with issues relating to the Japanese tax proceeding, if not satisfactorily resolved, could result in the denial of the application. No formal action of any kind has been taken by the Nevada State Gaming Control Board or the Nevada Gaming Commission in connection with these issues. The Nevada State Gaming Control Board and Aruze have agreed to defer the pursuit of the proposed transfer of Universal Distributing until or after the applications regarding Le Rêve have been acted upon. If the Nevada State Gaming Control Board or the Nevada Gaming Commission were to act adversely with respect to the pending proceeding involving Universal Distributing, that decision could adversely affect an application filed by Aruze USA, Aruze Corp., Kazuo Okada or Tomohiro Okada in respect of Wynn Resorts.

        If any gaming application of Aruze USA, Aruze Corp. or Kazuo Okada concerning Aruze USA's ownership of Wynn Resorts' stock is denied by Nevada gaming authorities or requested to be withdrawn or is not filed within 90 days after the filing of Wynn Resorts' application, then, under certain circumstances, Wynn Resorts has the right to require Mr. Wynn to purchase the shares owned by Aruze USA in Wynn Resorts, including with a promissory note, or the right to purchase the shares directly with a promissory note. If we are required to purchase the shares held by Aruze USA, we may have to seek equity financing for such a purchase or issue a promissory note to Aruze USA. Any such debt obligation on our balance sheet may negatively affect the price of our common stock.

        Moreover, if the Nevada Gaming Commission were to determine that Aruze USA is unsuitable to hold a promissory note issued by Wynn Resorts or Mr. Wynn, the Nevada Gaming Commission could order Aruze USA or its affiliate to dispose of its voting securities within a prescribed period of time that may not be sufficient to dispose of the securities in an orderly manner, which could have a negative effect on the price of the stock of Wynn Resorts.

        If Aruze USA or its affiliate does not dispose of its voting securities within the prescribed period of time, or if Wynn Resorts fails to pursue all lawful efforts to require Aruze USA or its affiliate to relinquish its voting securities, including, if necessary, the immediate purchase of the voting securities for cash at fair market value, the Nevada Gaming Commission could determine that Wynn Resorts was unsuitable or could take disciplinary action against Wynn Resorts. Disciplinary action could result in the limitation, conditioning, suspension or revocation of any approvals or gaming licenses held by Wynn Resorts and/or the imposition of a significant monetary fine against Wynn Resorts. Any such disciplinary action could significantly impair our operations.

Our Las Vegas business will rely on high-end, international customers to whom we may extend credit, and we may not be able to collect gaming receivables from our credit players.

        We expect that a significant portion of our table game revenue at Le Rêve will be attributable to the play of a limited number of international customers. The loss or a reduction in the play of the most significant of these customers could have a substantial negative effect on our future operating results. A downturn in economic conditions in the countries in which these customers reside could cause a reduction in the frequency of visits and revenue generated by these customers.

        We will conduct our gaming activities at Le Rêve on a credit as well as a cash basis. This credit will be unsecured. Table games players typically will be extended more credit than slot players, and high-stakes players typically will be extended more credit than patrons who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a positive or negative impact on cash flow and earnings in a particular quarter.

        In addition, the collectibility of receivables from international customers could be negatively affected by future business or economic trends or by significant events in the countries in which these customers reside. We will extend credit to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit.

        While gaming debts evidenced by a credit instrument, including what is commonly referred to as a "marker," and judgments on gaming debts are enforceable under the current laws of Nevada, and judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the United States Constitution, other jurisdictions may determine that direct enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the United States of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations. We cannot assure you that we will be able to collect the full amount of gaming debts owed to us, even in jurisdictions that enforce gaming debts. Our inability to collect gaming debts could have a significant negative impact on our operating results.

Because we own real property, we are subject to extensive environmental regulation, which creates uncertainty regarding future environmental expenditures and liabilities.

        We have incurred costs and expended funds to comply with environmental requirements, such as those relating to discharges to air, water and land, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. Under these and other environmental requirements, we, as the owner of the property on which Le Rêve is situated, may be required to investigate and clean up hazardous or toxic substances or chemical releases at that property. As an owner or operator, we could also be held responsible to a governmental entity or third parties for property damage, personal injury and investigation and cleanup costs incurred by them in connection with any contamination.

        These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. The liability under those laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. The costs of investigation, remediation or removal of those substances may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to rent or otherwise use our property.

        We believe that we have remediated all material environmental risks of which we are currently aware at the Le Rêve hotel site and on the existing golf course. However, in connection with constructing the new golf course, which will require significant grading, we may discover unforeseen environmental risks which we will need to incur costs to remediate. In addition, we will incur costs associated with asbestos removal from an existing office building in the event we decide to develop the 20-acre parcel of land located north of Le Rêve along Las Vegas Boulevard that will be available for future development should it be released from the liens under the credit facilities and the second mortgage notes. We may be required to incur costs to remediate these or other potential environmental hazards or to mitigate environmental risks.

        Wynn Macau will be subject to environmental laws and regulations in Macau, including laws and regulations relating to the prevention and control of noise during construction. Costs expended by Wynn Macau to comply with these Macau environmental laws and regulations, such as to implement control procedures to prevent unlawful noise levels, may have a significant negative effect on the operating results of Wynn Macau. In addition, if the government of Macau holds Wynn Macau accountable and assesses penalties or imposes restrictions on Wynn Macau for non-compliance with environmental laws or regulations, Wynn Macau's results of operations could be negatively impacted or it could lose flexibility to adapt to changes affecting the operation of its business.

If a third party successfully challenges our ownership of, or right to use, the Le Rêve service marks with respect to casino or hotel services, our business or results of operations could be harmed.

        We have applied to register the "LE RÊVE" service mark with the United States Patent and Trademark Office, referred to as the PTO, for casino and hotel services, as well as for other ancillary uses. Our application for hotel services has cleared the PTO examination process, meaning that "LE RÊVE" will be registered for hotel and other related services if no member of the public formally opposes our application for registration by a published deadline. Our application for casino services remains pending, and we expect it to be published for opposition soon.

        Even if we are able to obtain registration of the "LE RÊVE" mark for the above described services, such federal registration is not completely dispositive of the right to such service marks. Third parties who claim prior rights with respect to marks similar to "LE RÊVE", or the English translation "THE DREAM," may nonetheless challenge our use of "LE RÊVE" and seek to overcome the presumptions afforded by such registrations. They also could attempt to prevent our use of "LE RÊVE" and/or seek monetary damages as a result of our use. A successful challenge by a third party with respect to our ownership of, or right to use, the mark could have a material impact on our business or results of operation.

Our subsidiaries will need to recruit a substantial number of new employees before Le Rêve or Wynn Macau's Macau project(s) open and these employees may seek unionization.

        Our subsidiaries will need to recruit a substantial number of new employees before Le Rêve or Wynn Macau's casino(s) open and the employees in Las Vegas and Macau may seek union representation. We cannot be certain that our subsidiaries will be able to recruit a sufficient number of qualified employees. Currently, Valvino is a party to collective bargaining agreements with several different unions, which it assumed in connection with the acquisition of the Desert Inn Resort & Casino. All of these agreements will expire before the scheduled opening of Le Rêve. However, the unions may seek to organize the workers at Le Rêve or claim that the agreements assumed in connection with Valvino's acquisition of the Desert Inn Resort & Casino obligate Wynn Las Vegas to enter into negotiations with one or more of the unions to represent the workers at Le Rêve. In addition, any employees that Wynn Resorts' Macau-related subsidiaries might employ could also seek to collectively negotiate the terms and conditions of their employment with Wynn Resorts' Macau-related subsidiaries. Unionization, pressure to unionize or other forms of collective bargaining could increase our subsidiaries' labor costs.

We will be subject to regulatory control by the Public Utilities Commission of Nevada.

        Desert Inn Improvement Co., a direct subsidiary of Desert Inn Water Company and an indirect subsidiary of Wynn Resorts, provides water service to the existing office building on the site of the former Desert Inn Resort & Casino and the remaining homes around the Desert Inn golf course. As a result of its service obligations to the remaining homes, Desert Inn Improvement Co. is a public utility under Nevada law and will be subject to typical public utility regulation. For example, if Desert Inn Improvement Co. desires to change its filed rates or tariffs or encumber, sell or lease its real property, it will likely be required to obtain the prior approval of the Public Utilities Commission of Nevada. The public utility status of Desert Inn Improvement Co. also imposes broader regulatory restrictions on us. For example, if we decide to make changes to our ownership structure, such as in a merger or acquisition transaction or a significant stock issuance, or a sale of Aruze USA's shares of Wynn Resorts' common stock in the event that Aruze USA is found to be unsuitable to own such stock, we will likely be required to obtain the prior approval of the Public Utilities Commission of Nevada. We cannot assure you that any such approvals will be obtained. Further, with respect to any other changes or transactions which we may enter into in the future, we cannot assure you that regulatory requirements will not delay or prevent us from entering into transactions or conducting our business in a manner that might be beneficial to our stockholders.

The Le Rêve golf course land may be subject to restrictions which could prevent us from constructing the new golf course in accordance with our current plans and may inhibit future development of that land.

        We intend to construct the new golf course on an approximately 137-acre parcel of land located behind the hotel. Valvino acquired a portion of this parcel in connection with its purchase of the Desert Inn Resort & Casino and acquired the remainder when it purchased the residential lots located in the interior of, and some, but not all, of the lots around the former Desert Inn golf course. The residential lots, previously known as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions recorded against the lots in 1956 and amended from time to time since then. We believe that these conditions, covenants and restrictions were terminated in accordance with Nevada law in June 2001. However, some of the remaining homeowners have brought a lawsuit against Valvino challenging, among other things, the termination of the covenants, conditions and restrictions. If the plaintiffs prevail on their claims and the conditions, covenants and restrictions remain in effect, we may have to adjust our current plans for the construction of the golf course by redesigning some of the holes located on the periphery of the course.

        In addition, at least two of the homeowners have alleged the existence of an equitable implied restriction prohibiting any alternative commercial development of the golf course. If the plaintiffs prevail on this claim, any future development of the golf course parcel for an alternative use may be restricted. Valvino is vigorously contesting the homeowners' claims and will continue to do so.

We continue to explore opportunities to develop additional gaming or related businesses that could have an adverse impact on our business if unsuccessful.

        We continue to explore opportunities to develop additional gaming or related businesses in Las Vegas or other markets, whether through acquisition, investment or development. Any acquisition, investment or development could be expensive, disrupt our ongoing business, distract our management and employees and/or adversely affect our financial results. In addition, any expansion of our business through acquisition, investment or development would likely require us to obtain additional financing and/or consent from the lenders under the credit facilities and the holders of the second mortgage notes. Acquisitions also may present other risks, such as exposing our company to potential unknown liabilities associated with acquired businesses. Any acquisition or development may not be successful in achieving our desired strategic objectives, which also would cause our business to suffer.

A downturn in general economic conditions may adversely affect our results of operations.

        Our business operations will be affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for our property, could result in fewer customers visiting our property, which would adversely affect our revenues.

Risks Associated with the Macau Opportunity

Wynn Macau may determine not to go forward with the Macau opportunity at any time, possibly resulting in the loss of a significant investment.

        We have already invested a total of $23.8 million in Wynn Macau. In addition, we have invested up to $40 million of the net proceeds from Wynn Resorts' initial public offering in Wynn Macau and to arrange for significant additional financing.

        Wynn Macau has begun planning the development of the initial phase of its first casino resort. However, it will not begin construction or operation of any casino in Macau until a number of objectives and conditions are met. Such objectives and conditions include, among other things, the following:

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  obtaining the necessary debt and/or additional equity financing to fund the development, design and construction of any casino or casinos in Macau;

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  obtaining the ability, through legislative and regulatory changes, to extend credit to gaming customers and enforce gaming debts in Macau; and

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  obtaining relief, through legislative and/or executive actions, from the complementary income tax and the withholding tax on dividends imposed in Macau.

        Based on discussions with Macau government officials, we understand that the Macau government will introduce proposed legislation by early 2003 that, if passed, would enable Wynn Macau to extend credit to gaming customers and enforce gaming debts in Macau, and would provide tax relief from the complementary income tax and withholding tax on dividends imposed in Macau. However, we cannot assure you that such proposed legislative changes will be enacted.

        Wynn Macau will not begin construction or operation of any casino in Macau if any of these objectives and conditions cannot be adequately resolved. If Wynn Macau determines not to go forward with the Macau opportunity, Wynn Resorts may lose its significant investment in Wynn Macau.

        The concession agreement does not contain a provision permitting Wynn Macau to terminate the concession agreement unilaterally or permitting Wynn Macau to cease the development or operation of casino(s) in Macau for any of the reasons described above. The obligations under the Macau concession agreement are those of Wynn Resorts' indirect subsidiary, Wynn Macau. Accordingly, Wynn Macau might be found liable for the balance of its obligation to invest a total of 4 billion patacas (approximately US $500 million) in Macau-related projects. Depending on the amount of Wynn Macau's liability, Wynn Macau may not have sufficient assets to satisfy such liability. In such circumstances, Wynn Resorts would lose its entire investment in Wynn Macau.

If Wynn Macau builds and operates one or more casinos in Macau, it will be subject to considerable risks, including risks related to Macau's untested regulatory framework.

        Untested Foreign Regulatory Framework.    If Wynn Macau constructs or operates one or more casinos in Macau, its operations will be subject to unique risks, including risks related to Macau's untested regulatory framework. In light of the untested regulatory framework, Wynn Macau may need to develop operating procedures which are different from those used in United States casinos. Failure to adapt to the regulatory and gaming environment in Macau could result in the revocation of Wynn Macau's concession or otherwise negatively affect its operations in Macau. Moreover, Wynn Resorts would be subject to the risk that Macau's gaming regulatory framework will not develop in a way that would permit Wynn Resorts, as the parent entity of a United States gaming operator, to have its affiliates conduct operations in Macau in a manner consistent with the way in which Wynn Resorts intends, or the Nevada gaming authorities require Wynn Resorts, to conduct its operations in the United States.

        Political and Economic Conditions.    The success of Wynn Macau's operations in Macau would also depend on political and economic conditions in Macau. In December 1999, after approximately 450 years of Portuguese control, Portugal returned Macau to Chinese administration. The People's Republic of China re-established Macau as a special administrative region. As a result of this change in control, Macau's legislative, regulatory, legal, economic and cultural institutions are in a period of transition. We cannot predict how these systems and cultural institutions will develop or how developments would affect any gaming business Wynn Macau would conduct in Macau.

        If Wynn Macau constructs and operates one or more casinos in Macau, its operations will be subject to significant political, economic and social risks inherent in doing business in an emerging market such as China. For example, fiscal decline and civil, domestic or international unrest in Macau, China or the surrounding region could significantly harm Wynn Macau's business, not only by reducing customer demand for casino resorts of the kind it would operate in Macau, but also by increasing the risk of imposition of taxes and exchange controls or other governmental restrictions that might impede its ability to repatriate funds. Some of the other risks involved in operating a business in Macau include:

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  the possible taking of Wynn Macau's property without payment of fair compensation;

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  the possible impositions of restrictions on foreign partnerships and alliances, foreign ownership and/or possible discrimination against foreign-owned business;

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  the potential inability to implement effective controls against infiltration by persons associated with, and effective methods to protect Wynn Resorts' Macau subsidiaries from unknowingly doing business with, reputed criminal organizations;

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  potential economic slowdowns in Hong Kong or China, on which Macau heavily relies for tourism and patronage of its existing casinos;

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  potential conflicts between local and national governments;

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  a possible competitive disadvantage due to the ownership of substantially all of the water ferry services and the helicopter shuttle service that link Macau to Hong Kong and Kowloon by Stanley Ho, who controls Sociedade de Jogos de Macau, the existing casino concessionaire and operator in Macau and one of Wynn Macau's competitors; and

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  the risks inherent in construction projects.

        Any potential investment in Macau could be jeopardized by future developments, and we cannot assure you that activities Wynn Macau may plan in Macau will be permitted or feasible.

        Collection of Gaming Receivables.    Currently, Macau law does not permit casinos to extend credit or to enforce gaming debts. Even if the law in Macau is changed to permit casino operators to extend credit to gaming customers, Wynn Macau may not be able to collect all of its gaming receivables from its credit players. We expect that if Wynn Macau obtains the right to extend credit to its gaming customers, it will be able to enforce these obligations only in a limited number of jurisdictions, including Macau. To the extent that gaming customers of Wynn Macau are expected to be visitors from other jurisdictions, Wynn Macau may not have access to a forum in which it will be able to collect all of its gaming receivables and because, among other reasons, courts of many jurisdictions do not enforce gaming debts, Wynn Macau may encounter forums that will refuse to enforce such debts. Wynn

Macau's inability to collect gaming debts could have a significant negative impact on its operating results.

        Necessity of Expanding Transportation.    Because of additional casino projects which may be developed in the future, the hydrofoil ferry and helicopter services which provide transportation to and from Hong Kong may need to be expanded to service the increased visitation of Macau. If transportation facilities to and from Macau are inadequate to meet the demands of an increased volume of gaming customers visiting Macau, the desirability of Macau as a gaming destination, as well as the results of operations of Wynn Macau's casino resort(s) in Macau, could be negatively impacted.

        Extreme Weather Conditions.    Macau's subtropical climate and location on the South China Sea are subject to extreme weather conditions including typhoons and heavy rainstorms. Unfavorable weather conditions could negatively affect the profitability of Wynn Macau's casino resort(s) by disrupting its ability to timely construct its casino project(s) and by preventing guests from traveling to Macau.

        Potential Taxation of Investment in Macau.    Wynn Resorts' investment in Macau is owned through a number of wholly owned and partially owned domestic and foreign entities. Although we believe that transfers to these entities of the assets and stock of Wynn Macau were accomplished on a tax-free basis, there is a risk that the Internal Revenue Service could assert that any appreciation in the transferred assets or stock was taxable at the time of such transfers.

        Currency Exchange Controls and Currency Export Restrictions.    Currency exchange controls and restrictions on the export of currency by certain countries may negatively impact the success of Wynn Macau. For example, there are currently existing currency exchange controls and restrictions on the export of the renminbi, the currency of China. Restrictions on the export of the renminbi may impede the flow of gaming customers from China to Macau, inhibit the growth of gaming in Macau and negatively impact Wynn Macau's gaming operations.

        Foreign Corrupt Practices Act.    Wynn Resorts is subject to regulations imposed by the Foreign Corrupt Practices Act, or the FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Any determination that Wynn Resorts has violated the FCPA could have a material adverse effect on us.

If Wynn Macau builds and operates one or more casinos in Macau, certain Nevada gaming laws would apply to its planned gaming activities and associations in Macau.

        Certain Nevada gaming laws also apply to gaming activities and associations in jurisdictions outside the State of Nevada. As Wynn Macau develops its opportunity in Macau, Wynn Resorts and its subsidiaries that are licensed to conduct gaming operations in Nevada will be required to comply with certain reporting requirements concerning gaming activities and associations in Macau proposed to be conducted by Wynn Resorts' Macau -related subsidiaries. Wynn Resorts and its licensed Nevada subsidiaries also will be subject to disciplinary action by the Nevada Gaming Commission if Wynn Resorts' Macau-related subsidiaries:

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  knowingly violate any Macau laws relating to their Macau gaming operations;

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  fail to conduct the Macau operations in accordance with the standards of honesty and integrity required of Nevada gaming operations;

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  engage in any activity or enter into any association that is unsuitable for us because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to Nevada gaming policies;

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  engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees; or

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  employ, contract with or associate with any person in the foreign gaming operation who has been denied a license or a finding of suitability in Nevada on the ground of unsuitability, or who has been found guilty of cheating at gambling.

        Such disciplinary action could include suspension, conditioning, limitation or revocation of the registration, licenses or approvals held by Wynn Resorts and its licensed Nevada subsidiaries, including Wynn Las Vegas, and the imposition of substantial fines.

        In addition, if the Nevada State Gaming Control Board determines that any actual or intended activities or associations of Wynn Resorts' Macau-related subsidiaries may be prohibited pursuant to one or more of the standards described above, the Nevada State Gaming Control Board can require Wynn Resorts and its licensed Nevada subsidiaries to file an application with the Nevada Gaming Commission for a finding of suitability of the activity or association. If the Nevada Gaming Commission finds that the activity or association in Macau is unsuitable or prohibited, Wynn Resorts' Macau-related subsidiaries will either be required to terminate the activity or association, or will be prohibited from undertaking the activity or association. Consequently, should the Nevada Gaming Commission find that Wynn Resorts' Macau-related subsidiaries' gaming activities or associations in Macau are unsuitable, those subsidiaries may be prohibited from undertaking their planned gaming activities or associations in Macau, or be required to divest their investment in Macau, possibly on unfavorable terms.

        The concession agreement into which Wynn Macau has entered with the government of Macau requires Wynn Macau to inform the government in the event that a stockholder owning 5% or more of the stock of Wynn Macau is subject to an investigation by a gaming authority outside of Macau that could lead to the suspension or revocation of any gaming license. The concession agreement also requires Wynn Macau to inform the government of Macau in the event that a stockholder owning 5% or more of the stock of Wynn Macau loses a gaming license.

Macau casinos would face intense competition.

        The Macau government has granted concessions to operate casinos to three companies. Sociedade de Jogos de Macau, referred to as SJM, has been granted one of the concessions. SJM is controlled by Stanley Ho, who through another entity had controlled the monopoly concession to conduct the only gaming operations in Macau for approximately 40 years. SJM has the benefit of being the established gaming enterprise already in existence at eleven locations in Macau. SJM's casinos at the Hotel Lisboa and at the converted Jai Alai fronton are the largest casino facilities in Macau. In addition, SJM is reported to be planning a major remodeling of the Hotel Lisboa and, through a related entity, a new Fisherman's Wharf development, which will include a casino, in the vicinity of the Macau ferry terminal. Galaxy Casino Company Limited, referred to as Galaxy, also has been awarded a concession to operate casinos in Macau. Galaxy is a joint venture between an affiliate of the operators of The Venetian in Las Vegas and a group of Hong Kong investors, which, according to news reports, has plans to build a major casino on Taipa, the island where Macau's international airport is located, and possibly other casinos. Although Wynn Macau's gaming business initially would compete with businesses to be operated by the two other casino concessionaires in Macau, the concession agreement into which Wynn Macau has entered with the Macau government permits the government to grant additional concessions for the operation of casinos after April 1, 2009. If the government of Macau awards additional concessions, Wynn Macau will face increased competition from local casino operators in Macau.

        New or renovated casinos in Macau operated by the other concessionaires would present increased competition and could negatively impact Wynn Macau's gaming business. SJM's concession permits it to renovate its existing casinos, as well as to develop new casinos.

        Mr. Ho also controls, through affiliates, substantially all of the water ferry services and the helicopter shuttle service that link Macau to Hong Kong and Kowloon. In addition, affiliates of Stanley Ho control certain real estate and other assets, such as the Mandarin Oriental Hotel in Macau. Such businesses and assets could provide a competitive advantage for SJM.

        Wynn Macau's gaming business would also face significant regional competition from casinos located in Asia, as well as from other major casino destinations around the world. For example, Genting Highlands Resort, an entertainment complex just outside of Kuala Lumpur, Malaysia, which currently has five hotels, a casino, a theme park, a golf and country club and other amenities, would compete with Wynn Resorts' casinos in Macau for travelers deciding among gaming destinations in Asia. In the event that new casino projects in Asia are completed, such as the proposed large-scale casino and entertainment complex to be built in Manila, Philippines, fewer gaming customers might visit Macau and the results of operations of Wynn Macau's casinos could be negatively affected.

There are significant risks associated with construction projects that may prevent completion of Wynn Macau's casino(s) on budget and on schedule.

        Wynn Macau's construction of one or more casinos in Macau would entail significant risks associated with construction projects. These risks are similar to the risks we face in constructing Le Rêve. We cannot assure you that Wynn Macau's casino(s) will commence operations on schedule or that construction costs for the Macau casino(s) will not exceed budgeted amounts. Failure to complete Wynn Macau's casino(s) on budget or on schedule could have a significant negative effect on us.

Unfavorable changes in currency exchange rates may increase Wynn Macau's obligations under the concession agreement and cause fluctuations in the value of our investment in Macau.

        The currency used in Wynn Macau's concession agreement with the government of Macau is the Macau pataca. The Macau pataca, which is not a freely convertible currency, is linked to the Hong Kong dollar, and in many cases the two are used interchangeably in Macau. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. However, the exchange linkages of the Hong Kong dollar and the Macau pataca, and the Hong Kong dollar and the U.S. dollar, are subject to potential changes due to, among other things, changes in Chinese governmental policies and international economic and political developments.

        Because Wynn Macau's payment and expenditure obligations under the concession agreement are in Macau patacas, in the event of unfavorable Macau pataca or Hong Kong dollar rate changes, Wynn Macau's obligations, as denominated in U.S. dollars, would increase. In addition, because we expect that most of the revenue for any casino that Wynn Macau operates in Macau will be in Hong Kong dollars, we are subject to foreign exchange risk with respect to the exchange rate between the Hong Kong dollar and the U.S. dollar. We have not yet determined whether we will engage in hedging activities to protect against foreign currency risk.

Risks Related Specifically to the Common Stock

The price of our common stock may be volatile.

        Before our initial public offering, our common stock had not been sold in a public market. After the offering, an active trading market in our common stock might not develop. If an active trading market develops, it may not continue. Moreover, if an active market develops, the trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. Moreover, as construction of Le Rêve or Wynn Macau's casino progresses, developments in construction may cause fluctuation in the price of our common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies. These broad market fluctuations could negatively affect the market price of our common stock. A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

Substantial amounts of our common stock could be sold in the near future, which could depress our stock price.

        We cannot predict the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock prevailing from time to time. In addition, if Wynn Resorts is required by the Nevada gaming regulators to purchase securities owned or controlled by an unsuitable person or its affiliate, including Aruze USA, we may fund this purchase by the resale of all or some of these securities in a secondary offering. Aruze USA holds approximately 31.5% of our issued and outstanding common stock. A sale of all or some of Aruze USA's shares in a secondary offering could significantly reduce the market price of the common stock.

        We expect that up to 40,000,000 shares of restricted securities under the Securities Act belonging to officers, directors and other stockholders will be eligible for sale in the public market at prescribed times pursuant to Rule 144 under the Securities Act, or otherwise. We expect that 38,002,915 shares of these restricted securities, which are held by our affiliates, will be eligible for sale in the public market pursuant to Rule 144 under the Securities Act, or otherwise, beginning in September 2003. Sales of a significant number of these shares of common stock in the public market could reduce the market price of our common stock.

Wynn Resorts has never paid dividends, does not intend to pay dividends in the foreseeable future and may not pay dividends to any unsuitable person or its affiliates.

        Wynn Resorts has never paid dividends and does not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain our earnings, if any, to use in our growth and ongoing operations. In addition, Wynn Resorts is a holding company and, as a result, its ability to pay dividends is dependent on its subsidiaries' ability to provide funds to it. However, the terms of the credit facilities, the FF&E facility and the indenture governing the second mortgage notes restrict Wynn Resorts' subsidiaries' ability to provide funds to it. Wynn Resorts' board of directors has the authority to issue one or more series of preferred stock without action of the stockholders. The issuance of preferred stock could have the effect of limiting dividends on the common stock. Wynn Resorts' articles of incorporation also prohibit the payment of dividends to anyone who is an unsuitable person or any affiliate of an unsuitable person.

The officers, directors and substantial stockholders of Wynn Resorts may be able to exert significant control over its future direction.

        Mr. Wynn and Aruze USA each own approximately 31.5% of Wynn Resorts' outstanding common stock. As a result, Mr. Wynn and Aruze USA, to the extent they vote their shares in a similar manner, effectively will be able to control all matters requiring Wynn Resorts' stockholders' approval, including the approval of significant corporate transactions.

        In addition, Mr. Wynn and Aruze USA, together with Baron Asset Fund, have entered into a stockholders agreement. Under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of Wynn Resorts' common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remaining members of which will be designated by Aruze USA.

        As a result of this voting arrangement, Mr. Wynn will, as a practical matter, control Wynn Resorts' board of directors. The concentration of ownership and representation on Wynn Resorts' board of directors may delay, prevent or deter a change in control, could deprive Wynn Resorts' stockholders of an opportunity to receive a premium for their common stock as part of a sale of Wynn Resorts or its assets and might reduce the market price of Wynn Resorts' common stock.

Investors may incur further dilution depending on how we decide to finance Wynn Macau's opportunity in Macau.

        It is expected that significant financing, in addition to the initial public offering, will be needed to fund the development, construction and operation of one or more casinos in Macau. Wynn Macau has begun preliminary discussions to arrange the additional financing, and is considering different alternatives, including debt financing or additional equity financing at the Wynn Macau level or at the level of one of Wynn Macau's intermediary holding companies. If additional equity is raised at the Wynn Macau or intermediary holding company level, you would indirectly hold a smaller interest in Wynn Macau as the minority interest in the Macau-related entities increases. If Wynn Resorts decides to raise additional equity at the Wynn Resorts level to fund the Macau opportunity, you would suffer dilution of your interest in Wynn Resorts.

Our anti-takeover provisions or provisions of Nevada law could prevent or delay a change in control of Wynn Resorts, even if a change of control would benefit our stockholders.

        Provisions of our articles of incorporation and bylaws, as well as provisions of Nevada law, could discourage, delay or prevent a merger, acquisition or other change in control of Wynn Resorts, even if a change in control would benefit our stockholders. These provisions:

  •
  classify our board of directors so that only one-third of the directors are elected each year and require the vote of 66 2/3% of the outstanding stock entitled to vote in the election of directors to amend these provisions;

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  authorize our board of directors to issue "blank check" preferred stock to increase the number of outstanding shares and thwart a takeover attempt;

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  eliminate the ability of an individual holder of our common stock to call special meetings of stockholders;

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  prohibit stockholder action by written consent and require that all stockholder actions be taken at a meeting of our stockholders;

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  establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

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  require a super-majority directors' approval of the sale of all or substantially all of our assets, a voluntary dissolution or liquidation by us, or the filing of a voluntary petition of bankruptcy.

        In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain publicly held Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain publicly held Nevada corporations, which we expect will include Wynn Resorts, in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.

        After we become a registered company under Nevada's gaming laws, approval of the Nevada Gaming Commission must be obtained with respect to changes in control. A person that seeks to acquire control of a registered company must satisfy the Nevada gaming authorities before assuming control of a registered company. The Nevada gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with a person proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

        Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

We may redeem your shares due to regulatory considerations, either as required by gaming authorities or in our discretion.

        Wynn Resorts' articles of incorporation provide that, to the extent a gaming authority determines that you or your affiliates are unsuitable or to the extent deemed necessary or advisable by the board of directors, Wynn Resorts may redeem shares of its capital stock that you or your affiliates own or control. The redemption price will be the amount, if any, required by the gaming authority or, if the gaming authority does not determine the price, the sum deemed to be the fair value by the board of directors. If Wynn Resorts determines the redemption price, the redemption price will be capped at the closing price of the shares on the principal national securities exchange on which the shares are listed on the trading date on the day before the redemption notice is given. If the shares are not listed on a national securities exchange, the redemption price will be capped at the closing sale price of the shares as quoted on The Nasdaq National Market or SmallCap Market, or if the closing price is not reported, the mean between the bid and asked prices, as quoted by any other generally recognized reporting system. The redemption price may be paid in cash, by promissory note, or both, as required, and pursuant to the terms established by, the applicable gaming authority and, if not, as Wynn Resorts elects. However, if the gaming authorities were to find you or your affiliate unsuitable to own the voting securities of Wynn Resorts, it could also determine that you or your affiliate is unsuitable to hold a promissory note for the purchase of such voting securities by Wynn Resorts, and could determine not to approve the issuance of the promissory note to you or your affiliate.

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